Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Karyopharm Therapeutics Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 21, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of the Registration Statement (Form S-1 No 333-196892).

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

Boston, Massachusetts

June 25, 2014